Exhibit 99.1

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2020	December 31, 2019

	(U.S. dollars in thousands)
ASSETS
Current assets:
Cash	$7,951	$3,008
Accounts receivable, net	32,337	30,137
Prepaid and other current assets	6,315	2,217

Total current assets	$46,603	$35,362
Property and equipment, net	12,150	8,728
Goodwill	41,826	41,826
Intangible assets, net	50,873	57,935
Other assets	265	254

Total assets	$151,717	$144,105

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$23,106	$24,160
Accrued expenses and other current liabilities	11,817	10,839
Current portion of long-term debt	4,150	4,150
Contingent consideration payable	—	1,000

Total current liabilities	$39,073	$40,149
Long-term debt	207,970	201,048
Deferred tax liability	7,691	8,675
Other non-current liabilities	520	491

Total liabilities	$255,254	$250,363
Commitments and contingencies (Note 12)

Members’ deficit	$(103,537)	$(106,258)

Total liabilities and members’ deficit	$151,717	$144,105

The accompanying notes are an integral part of the consolidated financial statements.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	(U.S. dollars in thousands, except per unit amounts)
Net revenue	$75,196	$57,745	$147,924	$115,567
Cost of revenue	52,402	38,865	102,561	77,983
Salaries and related costs	7,901	7,042	16,231	13,894
General and administrative expenses	4,652	4,736	9,950	9,038
Acquisition costs	47	2,889	74	5,785
Depreciation and amortization	4,356	2,035	8,671	3,964

Income from operations	$5,838	$2,178	$10,437	$4,903
Interest expense	3,491	2,289	7,281	4,408

Net income (loss) before income taxes	$2,347	$(111)	$3,156	$495
Income tax expense	213	—	265	—

Net income (loss)	$2,134	$(111)	$2,891	$495

Basic and diluted weighted average units outstanding of Class A units	23,960,000	23,960,000	23,960,000	23,960,000
Basic and diluted net income per unit, Class A	$0.05	$—	$0.06	$0.01
Basic and diluted weighted average units outstanding of Class B units	20,500,000	20,500,000	20,500,000	20,500,000
Basic and diluted net income per unit, Class B	$0.05	$—	$0.07	$0.01

The accompanying notes are an integral part of the consolidated financial statements

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

(Unaudited)

	Class A		Class B
	Units	Amount	Units	Amount	Total

	(U.S. dollars in thousands, except per unit amounts)
Balance – December 31, 2019	23,960,000	$(79,866)	20,500,000	$(26,392)	$(106,258)
Net income	—	409	—	348	757
Member distributions	—	(38)	—	(132)	(170)

Balance – March 31, 2020	23,960,000	$(79,495)	20,500,000	$(26,176)	$(105,671)

Net income	—	1,150	—	984	2,134

Balance – June 30, 2020	23,960,000	$(78,345)	20,500,000	$(25,192)	$(103,537)

	Class A		Class B
	Units	Amount	Units	Amount	Total

	(U.S. dollars in thousands, except per unit amounts)
Balance – December 31, 2018	23,960,000	$(62,105)	20,500,000	$(11,298)	$(73,403)
Net income	—	327	—	279	606
Member distributions	—	(1,158)	—	(990)	(2,148)

Balance – March 31, 2019	23,960,000	$(62,936)	20,500,000	$(12,009)	$(74,945)

Net loss	—	(60)	—	(51)	(111)
Member distributions	—	(3,877)	—	(3,317)	(7,194)

Balance – June 30, 2019	23,960,000	$(66,873)	20,500,000	$(15,377)	$(82,250)

The accompanying notes are an integral part of the consolidated financial statements

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2020	2019

	(U.S. dollars in thousands)
Cash flows from operating activities
Net income	$2,891	$495
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	8,671	3,964
Payment of contingent consideration	(1,000)	(245)
Amortization of debt issuance costs	471	240
Change in deferred income taxes	(984)	—
Change in accounts receivable, net	(2,200)	(4,933)
Change in prepaid expenses and other current assets	(4,109)	(946)
Change in accounts payable and accrued expenses	(76)	(579)
Change in contingent consideration payable	—	3,127
Change in other liabilities	29	(85)

Net cash provided by operating activities	$3,693	$1,038
Cash flows from investing activities
Additions to property and equipment	$(5,031)	$(2,730)
Additions to trademarks & domain names	—	(14)

Net cash used in investing activities	$(5,031)	$(2,744)
Cash flows from financing activities
Proceeds from issuance of long-term debt	$—	$5,000
Repayments of long-term debt	(2,386)	(1,000)
Payment of debt issuance costs	(163)	(42)
Proceeds from borrowings on revolving credit facilities	10,000	5,000
Repayments of borrowings on revolving credit facilities	(1,000)	(1,500)
Payment of contingent consideration payable	—	(5)
Distributions to members	(170)	(9,342)

Net cash provided by (used in) financing activities	$6,281	$(1,889)

Net increase (decrease) in cash during the year	$4,943	$(3,595)
Cash – beginning of period	3,008	4,589

Cash – end of period	$7,951	$994

Supplemental cash flow information
Cash paid for interest	$6,904	$4,184
Capital expenditures included in accounts payable	$248	$98

The accompanying notes are an integral part of the consolidated financial statements

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF BUSINESS

Digital Media Solutions Holdings, LLC and subsidiaries (“DMS” or “the Company”), is a performance marketing company offering a diversified lead and software delivery platform that drives high value and high intent leads to its customers. The Company is headquartered in Clearwater, Florida, with satellite offices throughout the United States and Canada. The Company primarily operates and derives most of its revenues in the United States.

The Company operates as a performance marketing engine for companies across numerous industries, including consumer finance (mortgage), education (split between non-profit and for-profit), automotive (aftermarket auto warranty, auto insurance), insurance (health, homeowners), home services (home security), brand performance (consumer products), gig, health and wellness, and career (job pursuit). Through its agency business, DMS provides access and control over the advertising spend of clients, and also offers marketing automation software as a service (SaaS) to clients.

The Company has organized its operations into three reportable segments. The Brand Direct reportable segment consists of services delivered against an advertiser’s brand, while the Marketplace reportable segment is made up of services delivered directly against the DMS brand. In the Other reportable segment, services offered by DMS include software services, and digital media services that are managed on behalf of the customer (i.e. agency services).

NOTE 2. BASIS OF PRESENTATION

Principles of consolidation and basis of presentation

The consolidated financial statements include the accounts of Digital Media Solutions Holdings, LLC and its wholly-owned subsidiaries (collectively, the “Company”): Digital Media Solutions, LLC, Forte Media Solutions, LLC, School Advisor, LLC, Pure Flow Marketing, LLC, DMS Digital Agency, Underground Elephant, Co., Car Loan Pal Holdings, LLC, Advertise Pals, LLC, Best Rate Holdings, LLC, DMS Engage, LLC, and W4 Holding, LLC.

The Company does not have any components of other comprehensive income recorded within its consolidated financial statements, and, therefore, does not separately present a statement of comprehensive income in its consolidated financial statements.

All intercompany activity and balances have been eliminated as part of the consolidation. Amounts presented within the consolidated financial statements and accompanying notes are presented in thousands of U.S. dollars, with the exception of percentages, unit, and per unit amounts.

Unaudited interim financial information

The accompanying condensed consolidated financial statements and the notes to the condensed consolidated financial statements as of June 30, 2020 and for the three and six months ended June 30, 2020 and 2019 are unaudited. These unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the S-4 registration statement of Leo Holdings Corp. (“Leo”), as filed with the SEC on May 11, 2020. The condensed consolidated balance sheet at December 31, 2019 included herein was derived from the audited financial statements as of that date, but does not include all disclosures, including notes, required by GAAP. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of the Company’s condensed consolidated balance sheet at June 30, 2020, its condensed consolidated statements of operations and changes in members’ equity for the three and six months ended June 30, 2020 and June 30, 2019 and condensed consolidated statements of cash flows for the six months ended June 30, 2020 and June 30, 2019. The results of operations for the three and six months ended June 30, 2020 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2020, or any other future period.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies are described in Note 2, Basis of Presentation and Summary of Significant Accounting Policies, to the consolidated financial statements included in the S-4 registration statement filed by Leo for the fiscal year ended December 31, 2019. There have been no material changes to our significant accounting policies as of and for the six months ended June 30, 2020.

Limited liability companies

The members of the limited liability companies are not liable for the debts, obligations, or liabilities of the Company, whether arising in contract, tort, or otherwise, unless a member has signed a specific guaranty. Profit and losses are allocated among the members in accordance with their respective limited liability company (“LLC”) agreement.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and footnotes thereto. Actual results could differ from those estimates. Significant estimates inherent in the preparation of the consolidated financial statements include accounting for allowances for doubtful accounts, depreciation and amortization, business combinations, loss contingencies, and asset impairments.

Impact of coronavirus

On March 11, 2020, the World Health Organization declared the coronavirus (“COVID-19”) outbreak a pandemic, which continues to spread throughout North America and worldwide. The extent of COVID-19’s impact on the Company’s operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. As a result, it is not currently possible to ascertain the overall impact of COVID-19 on the Company’s business. However, if the pandemic continues to evolve into a severe worldwide health crisis, the disease could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Recently issued accounting pronouncements adopted

The Company will qualify as an “emerging growth company” and thus, has elected to adhere to the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company maintains a Credit Agreement (“Monroe Facility”) with Monroe Capital Management Advisors (as administrative agent and lender) that includes a $100,000 and $99,000 term loan commitment. The loans bear interest at a variable rate equal to the three-month LIBOR, or an alternate base rate, plus an agreed upon margin with the Company’s financial institution. Due to reference rate reform, LIBOR is expected to be discontinued at the end of the year 2021. In March 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-04, Reference Rate Reform (Topic 848), which provides optional guidance for a limited period of time to ease the potential burden in accounting for the effects of the transition away from LIBOR and other reference rates. The Company adopted the standard effective March 31, 2020 and elected the expedient to prospectively adjust the effective interest rate as LIBOR is replaced. The Company does not expect this ASU to have a material impact on its consolidated financial statements.

Recently issued accounting pronouncements not yet adopted

On February 25, 2016, the Financial Accounting Standards Board (FASB) issued ASU 2016-02, “Leases”. The new standard applies a right-of-use (“ROU”) model that requires a lessee to record, for all leases with a lease term of more than 12 months, an asset representing its right to use the underlying asset and a liability to make lease payments. Similar to the existing standard, the lessee will classify leases as either finance or operating. This classification will involve more judgment on the part of the lessee. The pattern of expense recognition in the statement of operations as well the effect on the statement of cash flows differs depending on the lease classification.

In March 2019, the FASB issued ASU 2019-01, “Leases (842): Codification Improvements”. This update clarified that entities are exempt from disclosing the effect of the change on income from continuing operations, net income, and related per-share amounts, if applicable, for the interim periods after adoption of ASC 842.

Lessor accounting is similar to the current lease standard; however, updated to align with changes to the lessee model and the new revenue recognition standard. Similar to current leases standard, lessors will classify leases as operating, direct financing, or sales-type.

Lessees and lessors are required to provide certain qualitative and quantitative disclosures to enable users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases.

The standard was initially effective for annual and interim reporting periods beginning after December 15, 2019. However, in November 2019, the FASB issued ASU 2019-10, “Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates”, which deferred the effective date of ASU 2016-02 by an additional year. As such, the Company is required to adopt the new leases standard for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The standard must be adopted using a modified retrospective transition. The Company is currently evaluating the impact of adopting the new standard. The adoption of this standard will require the recognition of a ROU asset and liability on the Company’s financial position and is expected to have a material impact on the Company’s consolidated balance sheet and related disclosures. The Company does not anticipate that adoption will have a significant impact on its consolidated statement of operations or cash flows.

NOTE 4. REVENUES

The Company derives revenue primarily through the delivery of various types of services, including: customer acquisition, agency managed services and software as a service (SaaS). Under ASC 606, the Company recognizes revenue when the Company transfers promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Disaggregation of revenue

The tables below present summarized financial information for each of the Company’s net revenue disaggregated by reportable segment and service type. “Corporate and other” represents other business activities and includes eliminating entries.

The Company’s net revenue disaggregated by reportable segment and service type is as follows:

	Three Months Ended June 30, 2020

	Brand Direct	Marketplace	Other	Corporate and other	Total
Net revenue:
Customer acquisition	$40,117	$35,168	$—	$(6,636)	$68,649
Agency managed services	5,190	—	566	—	5,756
Software services	—	—	791	—	791

Total net revenue	$45,307	$35,168	$1,357	$(6,636)	$75,196

	Three Months Ended June 30, 2019

	Brand Direct	Marketplace	Other	Corporate and other	Total
Net revenue:
Customer acquisition	$40,785	$15,648	$—	$(4,064)	$52,369
Agency managed services	3,873	—	724	—	4,597
Software services	—	—	779	—	779

Total net revenue	$44,658	$15,648	$1,503	$(4,064)	$57,745

	Six Months Ended June 30, 2020

	Brand Direct	Marketplace	Other	Corporate and other	Total
Net revenue:
Customer acquisition	$78,570	$69,346	$—	$(10,246)	$137,600
Agency managed services	7,638	—	1,016	—	8,654
Software services	—	—	1,600	—	1,600

Total net revenue	$86,208	$69,346	$2,616	$(10,246)	$147,924

	Six Months Ended June 30, 2019

	Brand Direct	Marketplace	Other	Corporate and other	Total
Net revenue:
Customer acquisition	$82,843	$31,574	$—	$(8,721)	$105,696
Agency managed services	6,907	—	1,411	—	8,318
Software services	—	—	1,553	—	1,553

Total net revenue	$89,750	$31,574	$2,964	$(8,721)	$115,567

Management uses these categories of revenue to evaluate the performance of its businesses and to assess its financial results and forecasts.

The Company has elected the practical expedient to not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which revenue is recognized in the amount to which the Company has the right to invoice for services performed.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Contract balances

The Company’s contract liabilities result from payments received in advance of revenue recognition and advance consideration received from clients, which precede the Company’s satisfaction of the associated performance obligation. If a customer pays consideration before the Company’s performance obligations are satisfied, such amounts are classified as deferred revenue on the consolidated balance sheets. As of June 30, 2020 and December 31, 2019, the balance of deferred revenue was $527 and $1,247 respectively, as classified within “Accrued expenses and other current liabilities” on the consolidated balance sheets. During the six months ended June 30, 2020 and June 30, 2019, $2,333 and $816 of deferred revenue recorded at December 31, 2019 and 2018 was recognized as revenue respectively. The majority of the deferred revenue balance as of June 30, 2020 will be recognized into revenue during the third quarter of 2020.

When there is a delay between the period in which revenue is recognized and when a customer invoice is issued, revenue is recognized and the corresponding amounts are recorded as unbilled revenue (i.e. contract assets) within accounts receivable, net on the consolidated balance sheets. As of June 30, 2020 and December 31, 2019, unbilled revenue included in accounts receivable was $1,964 and $768 respectively. In line with industry practice, the Company applies the constraint on variable consideration and records revenue based on internally tracked conversions (leads delivered), net of the amount tracked and subsequently confirmed by customers. Substantially all amounts included within the unbilled revenue balance are invoiced to customers within the month directly following the period of service. Historical estimates related to unbilled revenue have not been materially different from actual revenue billed.

NOTE 5. GOODWILL AND INTANGIBLE ASSETS

Goodwill

There were no changes in the carrying value of goodwill at either the reporting segment or consolidated financial statement levels for the six months ended June 30, 2020.

The carrying amount of goodwill for all reporting units had no accumulated impairments as of June 30, 2020 and December 31, 2019.

Intangible assets, net

Finite-lived intangible assets consisted of the following:

		June 30, 2020			December 31, 2019
	Amortization Period (Years)	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net
Intangible assets subject to amortization:
Technology	3 to 5	$47,946	$(15,424)	$32,522	$47,946	$(9,751)	$38,195
Customer relationships	1 to 12	19,583	(4,366)	15,217	19,583	(3,078)	16,505
Brand	1 to 5	4,187	(2,354)	1,833	4,187	(2,556)	1,631
Non-competition agreements	3	1,815	(514)	1,301	1,815	(211)	1,604

Total		$73,531	$(22,658)	$50,873	$73,531	$(15,596)	$57,935

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the six months ended June 30, 2020, intangible assets, net decreased $7,062 due to amortization expense. Amortization expense for finite-lived intangible assets is recorded on a straight-line basis in the pattern in which the assets’ economic benefits are consumed over their estimated useful lives. Amortization expense related to finite-lived intangible assets was $7,062 and $3,283 for the six months ended June 30, 2020 and 2019 respectively.

Impairment analysis

For the six months ended June 30, 2020, there were no events or changes in circumstances to indicate that goodwill or intangible assets are impaired.

NOTE 6. DEBT

The table below presents the components of outstanding debt:

	June 30, 2020	December 31, 2019
Term loan	$192,509	$194,810
Revolving credit facility	14,000	5,000
Delayed draw term loan	8,344	8,429

Total debt	$214,853	$208,239
Unamortized debt issuance costs	(2,733)	(3,041)

Debt, net	$212,120	$205,198
Current portion of debt	(4,150)	(4,150)

Noncurrent portion of debt	$207,970	$201,048

Monroe Facility

On July 3, 2018, DMS entered into the Monroe Facility with Monroe Capital Management Advisors (as administrative agent and lender). The Monroe Facility included a $5,000 revolving commitment, as well as a $100,000 term loan commitment and a $15,000 delayed draw term loan, for a total available capacity of $120,000 as of December 31, 2018.

During the year ended December 31, 2019 the Monroe Facility’s capacity was extended to include an additional $99,000 term loan commitment to $199,000 and increased capacity on the revolver by $2,500 for a total amended capacity of $221,500, which had an effective interest rate of 6.8% and 7.5% per annum for the years ended December 31, 2019 and 2018 respectively. The Company used the funds to finance a portion of UE (See Note 7), accelerate contingent consideration payments, and to add to general working capital. The loans bear interest at a variable rate equal to the three-month LIBOR, or an alternate base rate, plus an agreed upon margin with the Company’s financial institution and matures in full in July 2023.

During the six months ended June 30, 2020, the Monroe Facility’s capacity was increased to include an additional $7,500 on the revolver and added net borrowings of $9,000.

As of June 30, 2020 and December 31, 2019, the fair value of the Company’s long-term debt approximates its carrying value.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Covenants

The Monroe Facility contains covenants that require the Company to meet certain financial ratios and place restrictions on the payment of dividends, sale of assets, borrowing level, mergers, and purchases of capital stock, assets, and investments.

NOTE 7. ACQUISITIONS

UE Authority, Co.

On November 1, 2019, the Company acquired UE for cash of approximately $56,620 including closing purchase price adjustments. The acquisition of UE supports the Company’s strategy of broadening its reach in the insurance industry.

The Company primarily used an income method, or discounted cash flow (“DCF”) analysis, which represent Level 3 fair value measurements, to assess the components of its purchase price allocation. The table below presents the preliminary fair value allocation of the purchase price to the assets acquired, and liabilities assumed:

November 1, 2019
Goodwill	$29,723
Technology	26,000
Brand	690
Non-competition agreements	1,520
Customer relationships	10,300
Other assets acquired	6,393
Liabilities assumed	(9,045)
Deferred tax liability	(8,961)

Net assets acquired	$56,620

The goodwill reflects the workforce and synergies expected from combining the operations of UE. The goodwill recorded as part of this acquisition is included in the Marketplace reportable segment. Intangible assets primarily consist of customer relationships, technology, non-competition agreements and brand with an estimated useful life of nine years, five years, three years and one year respectively.

The acquisition was accounted for as a business combination, whereby the excess of the fair value of the business over the fair value of identifiable net assets was allocated to goodwill. The results of operations of the acquired business have been included in the Company’s results of operations since the acquisition date of November 1, 2019. The fair value of the acquired technology and customer relationships was determined using the multi period excess earnings approach. The fair value of the acquired brand was determined using the Relief from Royalty (“RFR”) method. The fair value of the non-competition agreement was determined using the income approach. As of June 30, 2020, the purchase accounting measurement period has not been finalized primarily due to open tax contingencies and the valuation of intangibles.

NOTE 8. FAIR VALUE MEASUREMENTS

The Company utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures.

The following is a description of the valuation methodology used for contingent consideration which are recorded at fair value.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Contingent consideration related to acquisitions

The fair value of the contingent consideration was determined using a Monte Carlo fair value analysis based on estimated performance and the probability of achieving the targets. As certain inputs are not observable in the market, the contingent consideration is classified as a Level 3 instrument.

The table below presents assets and liabilities measured at fair value on a recurring basis:

		December 31, 2019
Category	Balance Sheet Location	Level 1	Level 2	Level 3	Total
Liabilities:
Contingent consideration	Contingent consideration payable	$—	$—	$1,000	$1,000

Total		$—	$—	$1,000	$1,000

The following table represents the change in the contingent consideration (in thousands):

Level 3
December 31, 2019	1,000
Additions	—
Changes in fair value	—
Settlements	(1,000)

June 30, 2020	—

NOTE 9. REPORTABLE SEGMENTS

The Company’s operating segments are determined based on the financial information reviewed by its chief operating decision maker (“CODM”) i.e. the Chief Executive Officer (“CEO”), and the basis upon which the CEO makes resource allocation decisions and assesses the performance of the Company’s segments. The Company evaluates the operating performance of its segments based on financial measures such as net revenue, cost of revenue, and gross profit. Given the nature of the digital marketing solutions business, the amount of assets does not provide meaningful insight into the operating performance of the Company. As a result, the amount of the Company’s assets is not subject to segment allocation and total assets is not included within the disclosure of the Company’s segment financial information.

The following tables are a reconciliation of net revenue, cost of revenue, and segment profit to (loss) income from operations. “Corporate and other” represents other business activities and includes eliminating entries.

The Company’s segment information is as follows:

	Three Months Ended June 30, 2020

	Brand Direct	Marketplace	Other	Corporate and Other	Total
Net revenue	$45,307	$35,168	$1,357	$(6,636)	$75,196
Cost of revenue	(34,409)	(24,541)	(39)	6,587	(52,402)

Total segment gross profit	$10,898	$10,627	$1,318	$(49)	$22,794
Salaries and related costs					7,901
General and administrative expenses					4,652
Acquisition costs					47
Depreciation and amortization					4,356

Income from operations					$5,838

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Three Months Ended June 30, 2019

	Brand Direct	Marketplace	Other	Corporate and Other	Total
Net revenue	$44,658	$15,648	$1,503	$(4,064)	$57,745
Cost of revenue	(33,071)	(9,830)	(28)	4,064	(38,865)

Total segment gross profit	$11,587	$5,818	$1,475	$—	$18,880
Salaries and related costs					7,042
General and administrative expenses					4,736
Acquisition costs					2,889
Depreciation and amortization					2,035

Income from operations					$2,178

	Six Months Ended June 30, 2020

	Brand Direct	Marketplace	Other	Corporate and Other	Total
Net revenue	$86,208	$69,346	$2,616	$(10,246)	$147,924
Cost of revenue	(65,297)	(47,440)	(70)	10,246	(102,561)

Total segment gross profit	$20,911	$21,906	$2,546	$—	$45,363
Salaries and related costs					16,231
General and administrative expenses					9,950
Acquisition costs					74
Depreciation and amortization					8,671

Income from operations					$10,437

	Six Months Ended June 30, 2019

	Brand Direct	Marketplace	Other	Corporate and Other	Total
Net revenue	$89,750	$31,574	$2,964	$(8,721)	$115,567
Cost of revenue	(66,672)	(19,979)	(53)	8,721	(77,983)

Total segment gross profit	$23,078	$11,595	$2,911	$—	$37,584
Salaries and related costs					13,894
General and administrative expenses					9,038
Acquisition costs					5,785
Depreciation and amortization					3,964

Income from operations					$4,903

NOTE 10. RELATED PARTY TRANSACTIONS

In consideration for various management and advisory services, the Company pays to one of its members a quarterly retainer of $50 plus out-of-pocket expenses. The total expense for the six months ended June 30, 2020 and 2019 was $100 and $109 respectively. These expenses are included in the accompanying consolidated statements of operations as “General and administrative” expenses. As at June 30, 2020 and 2019, $50 remain in “Accrued expenses and other current liabilities”.

For the six months ended June 30, 2020 and 2019, tax distributions to members’ amount to $170 and $9,342 respectively.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. BENEFIT PLANS

The Company instituted a transaction-based cash bonus plan, the Digital Media Solutions, LLC Employee Incentive Plan (“the EIP”), on January 31, 2019. The EIP provides for a cash bonus pool payout to vested participants upon the occurrence of a “Sale of the Company” prior to December 31, 2024, in which the equity value (as determined by the board of managers) exceeds $100,000. Each EIP participant is awarded a number of bonus pool units, and will be entitled to a pro rata share of the aggregate bonus pool based on the total number of vested bonus pool units held among all participants. DMS also instituted a second transaction-based cash bonus plan on November 1, 2019 which mirrors the first plan, except that the equity value was raised to $325,000. The Company has not recorded an accrued liability related to the EIP as of June 30, 2020.

On April 23, 2020, DMS entered into a business combination agreement with Leo (NYSE: LHC), a publicly traded special purpose acquisition company. Although this business combination is not considered a “Sale of the Company” for purposes of the EIP, the board of managers was permitted at its discretion to make a payment under the plan as it deemed fit upon consummation of the business combination.

NOTE 12. COMMITMENTS AND CONTINGENCIES

Legal proceedings

The Company is subject to legal, regulatory and other proceedings and claims that arise in the ordinary course of business. An estimated liability is recorded for those proceedings and claims when the loss from such proceedings and claims becomes probable and reasonably estimable. Outstanding claims are reviewed with internal and external counsel to assess the probability and the estimates of loss, including the possible range of an estimated loss. The risk of loss is reassessed each period and as new information becomes available and liabilities are adjusted as appropriate. The actual cost of resolving a claim may be substantially different from the amount of the liability recorded. Differences between the estimated and actual amounts determined upon ultimate resolution, individually or in the aggregate, are not expected to have a material adverse effect on the consolidated financial position but could possibly be material to the consolidated results of operations or cash flows for any one period.

Lease agreements

The Company leases office space in 15 different locations. The leases entered into by the Company are made up of both long-term and short-term leases. Lease agreements in two locations provide the option to extend for three years upon the provision of nine-month notice.

As at June 30, 2020, the future annual minimum lease payments for the Company were comprised of the following:

Year Ending December 31:
2020	$857
2021	1,685
2022	1,604
2023	1,475
2024	1,040
Thereafter	360

Total	$7,021

Rent expense under all leases for the six months ended June 30, 2020 and 2019 was $1,132 and $1,003 respectively.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13. EARNINGS PER UNIT

In calculating earnings per unit, the Company follows the two-class method, which distinguishes between the classes of securities based on the proportionate participation rights of each security type in the Company’s undistributed earnings. Net income (loss) per unit is computed by dividing net income (loss) applicable to unitholders by the weighted average number of units outstanding for the period.

The table below sets forth the computation of the Company’s basic and diluted earnings per unit:

	Six Months Ended June 30,
	2020		2019
Numerator
Net income	$ 2,891		$ 495
Less: Distributions to Class A unitholders	(38)		(5,035)
Less: Distributions to Class B unitholders	(132)		(4,307)
Undistributed income (loss) to unitholders	$ 2,721		$(8,848)

	Class A	Class B	Class A	Class B
Numerator by class
Undistributed income (loss) attributable to unitholders	$1,466	$1,255	$(4,768)	$(4,079)
Plus: Distributed earnings attributable to unitholders	38	132	5,035	4,307
Income attributable to unitholders	1,504	1,387	267	228

Basic and diluted income per unit attributable to unitholders	$0.06	$0.07	$0.01	$0.01

NOTE 14. INCOME TAXES

The Company is set up as a “partnership” for U.S. federal and state and local income tax purposes. As a U.S. partnership, generally the Company will not be subject to corporate income taxes. Instead, each of the ultimate partners are taxed on their proportionate share of the Company’s taxable income. The acquisition of UE in November 2019 introduced a U.S. income tax paying corporation into the structure. As such, the Company will be required to pay federal and state corporate income taxes on UE’s taxable earnings.

The Company’s tax provision or benefit from income taxes for interim periods is determined using an estimate of its annual effective tax rate, adjusted for discrete items, if any. Each quarter the Company updates its estimate of the annual effective tax rate and makes a year-to-date adjustment to the provision. The Company recorded no income tax benefit/expense for the three and six months ended June 30, 2019.

For the three and six months ended June 30, 2020, the Company’s effective income tax rate of 9% and 8% differed from the statutory federal income tax rate of 21%, with such differences resulting from the vast majority of 2020 earnings not being subjected to corporate income taxes because each of the ultimate partners are taxed on their proportionate share of the Company’s taxable income.

On March 27, 2020, the “Coronavirus Aid, Relief and Economic Security (CARES) Act” was signed into law. The Act includes income tax provisions relating to net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations and technical corrections to tax depreciation methods for qualified improvement property. The implications of these provisions did not have a material impact to the consolidated financial statements.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15. SUBSEQUENT EVENTS

Subsequent events have been evaluated through August 10, 2020, which is the date the consolidated financial statements were available to be issued.

On July 15, 2020, DMS completed its previously announced business combination with Leo (the “Business Combination”). In connection with the closing of the Business Combination, among other things, Leo (i) changed its name to Digital Media Solutions, Inc. (“New DMS”) and (ii) purchased certain equity interests in DMS in exchange for a combination of cash and equity interests in New DMS. The current DMS executive management team now leads New DMS, which trades on the New York Stock Exchange under the symbols “DMS” and “DMS WS”. The board of managers elected to pay a total of $234 to EIP participants in connection with the Business Combination. Additionally, New DMS paid $30,000 to DMS to be used as cash on the DMS balance sheet and $10,000 which DMS used to pay down outstanding indebtedness under the Monroe Facility.

The DMS management team and the Clairvest private equity funds continue to retain a significant continuing equity interest in New DMS, representing over 70% of the voting and economic interests in New DMS as a result of the redemption of 18,456,968 Class A ordinary shares by Leo’s public shareholders and the payment of equity consideration in connection with the Business Combination.

On July 16, 2020, DMS also completed its previously announced acquisition of SmarterChaos, a premier digital marketing and online performance management agency, along with She Is Media, a female-centric performance ad network. The acquisition will create expanded media distribution, allowing the Company to further accelerate the digital marketing acquisition efforts of its advertiser clients and enable brands to acquire new customers by leveraging the DMS customer acquisition platform and the relationships cultivated by the SmarterChaos team.